UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2021 Annual Meeting of Stockholders of Getty Realty Corp. (the “Company”) held on April 27, 2021 (the “Annual Meeting”), the Company’s stockholders approved the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Restated Plan”).  The Board of Directors of the Company approved the Restated Plan subject to stockholder approval.  The Restated Plan, among other things, increases the aggregate number of shares that the Company may issue under awards under the plan by 2,500,000, so that the aggregate share reserve is 4,000,000 shares, increases the annual individual limit per calendar year, includes a minimum restriction period of one year for all awards (subject to certain exceptions) and extends the term of the Restated Plan to the earliest of (a) the earliest date as of which all awards granted under the Restated Plan have been satisfied in full or terminated and no shares approved for issuance under the Restated Plan remain available to be granted under new awards, (b) February 22, 2031, or (c) a date chosen by the Administrator in its discretion subject to the terms of the Restated Plan. Additional information about the Restated Plan is contained under the caption “Proposal 4: Approval of Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan” in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 16, 2021 and is incorporated herein by reference. The description of the Restated Plan is qualified in its entirety by reference to the Restated Plan, a copy of which is incorporated by reference as Exhibit 10.1 to this report.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Proposal 1: Election of Directors

Elected the following nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualify:

	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Christopher J. Constant	34,656,132	418,249	4,068,018
Milton Cooper	19,358,911	15,715,470	4,068,018
Philip E. Coviello	19,919,933	15,154,448	4,068,018
Mary Lou Malanoski	34,753,491	320,890	4,068,018
Richard E. Montag	34,403,125	671,256	4,068,018
Howard Safenowitz	18,560,377	16,514,004	4,068,018

Proposal 2: Advisory (Non-binding) Vote on Executive Compensation (Say-On-Pay)

Approved, on an advisory basis (non-binding), the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in the proxy statement (“Say-on-Pay”) for the Annual Meeting. There were 33,198,977 votes cast for the proposal, 1,802,342 votes cast against the proposal, 73,062 abstentions and 4,068,018 broker non-votes.

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2021

Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. There were 38,554,094 votes cast for the appointment, 575,619 votes cast against the appointment, 12,686 abstentions and no broker non-votes.

Proposal 4: Approval of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan

Approved the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan. There were 27,918,977 votes cast for the proposal, 7,087,976 votes cast against the proposal, 67,428 abstentions and 4,068,018 broker non-votes.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

Exhibit Number	Description

10.1	Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: April 28, 2021	By:	/s/ Joshua Dicker
Joshua Dicker
Executive Vice President
General Counsel and Secretary

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